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                                 United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported) September 19, 2001



                        MATTHEWS STUDIO EQUIPMENT GROUP
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            (Exact name of registrant as specified in its charter)


                                  California
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                (State or other jurisdiction of incorporation)


            0-18102                                         95-1447751
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   (Commission file number)           (I.R.S. Employer Identification Number)


      3111 North Kenwood Street, Burbank, CA                         91505
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      (Address of principal executive office)                  (Zip Code)


                                (818) 525-5200
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             (Registrant's telephone number, including area code)


                                      N/A
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  (Former name, former address and former fiscal year, if changed since last report)
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Item 3.   Bankruptcy or Receivership

     On September 19, 2001, the United States Bankruptcy Court, Central District of California, San Fernando Valley Division (the "Court"), approved a Settlement and Compromise Agreement ("Agreement") among Matthews Studio Equipment Group and its subsidiaries (collectively, the "Matthews Group"), the Official Committee of Creditors Holding Unsecured Claims (the "Unsecured Committee") and The Chase Manhattan Bank, as agent for PNC Bank, N.A., Wells Fargo Bank, N.A., CIBC, Inc., Michigan National Bank and The Chase Manhattan Bank (collectively, the "Bank Group").

     As of September 19, 2001, the Matthews Group had disposed of most of its assets and does not conduct any business. The assets that remain consist principally of a receivable of approximately $1.5 million owed by Vitec DC Holding Corp. to Duke City Video, Inc. (a Matthews Group company) pursuant to an Asset Purchase Agreement, and potential preference actions with respect to approximately $6.9 million of pre-bankruptcy payments made by Duke City Video, Inc. The Bank Group has asserted against the Matthews Group claims totaling not less than $60 million and a lien on all assets of the Matthews Group, including the $18.9 million in cash that remains available for distribution to creditors of the Matthews Group. Prior to September 19, 2001, the Bank Group had received in excess of $14 million from the Matthews Group.

     The Agreement provides that the Bank Group will receive all cash available for distribution to the Matthews Group's creditors, except for: $550,000 to be remitted to allowed unsecured creditors of the Matthews Group; $600,000 to satisfy allowed priority claims; $250,000 to satisfy allowed operating expenses and the Matthews Group's professional fees incurred from and after August 1, 2001; $375,000 to satisfy allowed administrative expenses incurred or accrued before August 1, 2001; and $75,000 to fund the Unsecured Committee's professional fees in prosecuting general unsecured non-priority claim objections and the Unsecured Creditors' Committee's costs and fees in administering distributions to holders of general unsecured claims. The Agreement also provides that the Bank Group's lien against the assets of the Matthews Group will not be disputed.

     The bankruptcy cases of two Matthews Group companies, Duke City Holdings, Inc. and Duke City Video, Inc. (collectively, "Duke City"), will remain open to permit Duke City to pursue amounts owed by Vitec DC Holding Corp. and potential preference actions. Except for the Duke City preference actions, the Matthews Group will not pursue any other preference actions. Amounts collected by Duke City from Vitec DC Holding Corp. and from preference actions will be distributed to the Bank Group and to allowed unsecured creditors of the Matthews Group.

                                       2
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     Shareholders of Matthews Studio Equipment Group will not receive any cash or other assets of the Matthews Group.

     Once distributions are made and general, unsecured claim objections are completed, it is anticipated that all bankruptcy cases filed by the Matthews Group, other than the Duke City bankruptcy cases, will be dismissed and there will be no further activities on the part of any Matthews Group company (other than Duke City).

     A copy of the Agreement and the Company's Press Release relating thereto are attached as exhibits.

                                       3
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                                  SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MATTHEWS STUDIO EQUIPMENT GROUP

                                                 (Registrant)



Date: October 3, 2001                   By: /s/ Ellen Gordon
                                            -----------------
                                            Ellen Gordon
                                            Estate Representative

                                       4
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(7)(c) Exhibits

                                 EXHIBIT INDEX

Exhibit                               Document Description
------------                          --------------------

99.18                                 Press Release

10.30 Settlement and Compromise Agreement among Matthews Studio Equipment Group and its subsidiaries, the Official Committee of Creditors Holding Unsecured Claims and The Chase Manhattan Bank, as agent for PNC Bank, N.A., Wells Fargo Bank, N.A., CIBC, Inc., Michigan National Bank (as assignee of Mellon Bank, N.A.), and The Chase Manhattan Bank.